PROJECT CONTRACT

This Project Contract dated 01 June 2007 (“Effective Date”) is issued pursuant to the Master Agreement dated 12 December 2003 between Genta, Inc. (“GENTA”) and ICON Clinical Research, L.P. (“ICON”). Except as modified by this Project Contract, the terms and conditions of the Agreement are incorporated herein by reference and shall govern the performance of the parties’ duties under this Project Contract. Capitalized terms used herein and not otherwise defined are used as defined in the Master Agreement.

1.

Protocol. The Study to be performed is entitled “A Multicenter, Randomized, Double-Blind Study of Dacarbazine With or Without Genasense® in Chemotherapy-Naïve Subjects With Advanced Melanoma and Low LDH, Protocol Number GM307” and is set forth in the Protocol attached as Exhibit A and incorporated herein by reference. For purposes of this Project Contract, the Study Drug for the Study is defined as Genasense®.

2.	ICON Proposal. The services to be performed by ICON for the Study (“Services”) and associated costs are set forth in the proposal attached as Exhibit B and incorporated herein by reference.
3.

Payment Schedule. In consideration for ICON’s Services under this Project Contract, GENTA agrees to pay ICON in accordance with the payment schedule set forth in the attached Exhibit C and incorporated herein by reference. The total amount payable by GENTA to ICON under this Project Contract for direct labor costs shall in no way exceed * without prior written consent of both parties. All pass-through costs are estimated.

4.

Transfer of Obligations. Pursuant to 21 CFR §312.52, GENTA hereby transfers to ICON and ICON hereby assumes all the obligations of GENTA as sponsor of the Study as set forth in Exhibit D attached and incorporated herein by reference and included on Form FDA 1571, Section 13. GENTA shall retain the right to assume any of the duties delegated to ICON at any time and the Services and Exhibit C shall be adjusted accordingly.

5.	Key Personnel. ICON agrees to use its best efforts to maintain continuity in ICON Personnel assigned to perform the Services, which key personnel are named in the attached Exhibit E.
6.

Term. This Project Contract shall begin as of the Effective Date and shall be completed by March 31, 2011, when all of the Services are fully performed in accordance with Exhibit B, unless terminated earlier pursuant to Paragraph 3.3 of the Master Agreement.

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7.	Notices. Notices relating to this Project Contract shall be delivered in accordance with the Master Agreement and addressed as follows:

If to GENTA:

John Carbine

Director of Finance

Genta Incorporated

200 Connell Drive

Berkeley Heights, NJ 07922

Phone: 908-286-5977

Email: Carbine@genta.com

If to ICON:

Rose Bonner

Contract Analyst

212 Church Road

North Wales, PA 19454

Phone: 215-616-3589

FAX: 215-616-2727

Email: bonnerr@iconus.com

8.	Invoices and Payments. All ICON invoices should be forwarded to GENTA as follows:

Genta Accounts Payable

200 Connell Drive

Berkeley Heights, NJ 07922

PHONE: 908-286-5799

FAX: 908-464-9353

All payments should be forwarded to ICON pursuant to Section 4.5 of the Master Agreement as follows. Payments shall be in the form of a check drawn on a U.S. bank, payable to ICON Clinical Research, L.P. and mailed to:

ICON Clinical Research, L.P.

Attn.: Dave Peters, Vice President of Finance

P.O. Box 82-8268

Philadelphia, PA 19182-8268

Tax I.D. Number: 52-2133696

9.	Exhibits. The Exhibits attached hereto form an integral part of this Project Contract and are hereby incorporated by reference.

2

10.

Entire Agreement. With respect to the Services performed under this Project Contract, this Project Contract, including the attached Exhibits, and the Master Agreement contain the entire agreement of the parties. Any modifications to this Project Contract must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Project Contract as of the dates stated below.

ICON CLINICAL RESEARCH, L.P.	SPONSOR NAME
By:	By:
David Peters	Loretta M. Itri
Vice President, Finance	President, Pharmaceutical Development and Chief Medical Officer

Date:	Date:

3

Exhibit A

Protocol

Study/Protocol Number: GM307

Protocol Title:	A Multicenter, Randomized, Double-Blind Study of Dacarbazine With or Without Genasense® in Chemotherapy-Naïve Subjects With Advanced Melanoma and Low LDH

Version Number and Date: version number 3, dated 27 July 2007

The above referenced protocol has previously been provided to ICON, and is incorporated herein.

4

Exhibit C

Payment Schedule

Direct Fees

ICON shall invoice Genta for direct fees in accordance with the following milestone based schedule.

Milestone	Payment	Percentage	Estimated Month
*	$250,000	*	Jun-07
*	$250,000	*	Jul-07
*	$350,000	*	Aug-07
*	$500,000	*	Sep-07
*	$774,831	*	Oct-07
*	$750,000	*	Oct-07
*	$1,197,070	*	Jan-08
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Total	*	100%

IVRS Fees

If IVRS system development is placed on hold by Genta for * or more, additional costs may be incurred to resume activities.

If enrollment is delayed after system go live, * of the monthly fee may be assessed for telephone and system maintenance.

5

The monthly fee will be assessed until IVRS and/or IWRS is no longer required. A minimum number of months will be billed (* of total number of months proposed) if all patients complete early (Prior to * of months proposed).

Monthly maintenance costs are based on Genta having adequate drug supply to allow the automated drug management system to run with no manual manipulation or interference. The monthly maintenance fee includes up to two manual shipments each month. Each additional manual shipment may be charged on a time & materials basis.

Pass-through Costs

Genta shall provide an upfront payment of * of the budget for all pass-through costs upon execution of this Project Contract. Additionally, each month ICON shall submit to Genta an invoice describing the pass-through costs incurred during a particular month and Genta shall pay all invoiced amounts within * days of receipt of such invoice. At the end of these Services, any excess funds held by ICON shall be returned to Genta.

All pass-through costs are estimated for budgetary purposes. Genta shall be invoiced for actual costs incurred.

6

Exhibit D

Transfer of Obligations

GENTA, as Sponsor of the Protocol / Project Contract, hereby transfers responsibilities for Clinical Trial Management, Medical and Safety Support, Data Management, and IVRS as outlined in Exhibit B, and ICON Clinical Research, L.P. hereby assumes such obligations, in accordance with 21 C.F.R. section 312.52.

7

Exhibit E

Key Personnel

NAME	TITLE	CONTACT DETAILS
ICON Clinical Research, L.P.
Maria Hermon	Global Clinical Project Manager	Phone: 512-295-5443 E-mail: HermonM@iconus.com
Brendan Kromer	EU Clinical Project Manager	Phone: +44(0) 1865-891-108 E-mail: KromerB@iconuk.com
Daniela Zlpp	ROW Clinical Project Manager	Phone: +61-2-9859-3934 E-mail: ZippD@iconger.com
Tom Williams	US Medical Affairs	Phone: 215-618-3250 E-mail: WilliamsT@iconus.com
Zuzana Georgen	EU Medical Affairs	Phone: +49-6103-904-1562 E-mail: GeorgenZ@iconger.com
Luke Chung	ROW Medical Affairs	Phone: +65-6895-8242 E-mail: ChungL@iconsing.com
Michelle O’Connell	Data Management Project Manager	Phone: 302-533-3027 E-mail: OconnellM@iconus.com
Ashley Threinen	IVRS Project Manager	Phone: 281-295-4836 E-mail: ThreinenA@iconus.com
Debra Nichols	Senior Director, Business Development	Phone: 401-667-0465 E-mail: NicholsD@iconus.com
Rose Bonner	Contract Analyst	Phone: 215-616-3589 E-mail: BonnerR@iconus.com
Genta, Inc.
Neilda Baron	Medical Director, Drug Safety & Surveillance/Medical Info	Phone: 908-219-3140 E-mail: baron@genta.com
Sharon Burke	Clinical Data Coordinator	Phone: 908-219-3108 E-mail: Burke@genta.com
John Carbine	Director of Finance	Phone: 908-286-5977 E-mail: Carbine@genta.com
Anila Cornet	Director of Quality Assurance	Phone: 908-286-6488 E-mail: Cornet@genta.com
Thierry Cousin	Clinical Project Physician EU	Phone: E-mail: CousinT@genta.com

8

Wendy Curran	Director of Clinical Operations	Phone: 908-286-3997 E-mail: CurranW@genta.com
Donna Eccleston	Clinical Data Coordinator	Phone: 908-219-3147 E-mail: Eccleston@genta.com
Janet Ehlert	Sr. Director, Medical Writing & Communication	Phone: 908-288-5922 E-mail: Ehlert@genta.com
Raymond Feeks	Pharmacovigilence	Phone: 908-288-5995 E-mail: Feeks@genta.com
Erard Gilles	Sr. Medical Director EU	Phone: 908-288-3974 E-mail: Gilles@genta.com
Robin McCabe	Clinical Trial Manager, Regions EU	Phone: 908-286-6452 E-mail: McCabe@genta.com
Bharat Mehta	VP Manufacturing Operations	Phone: 908-286-5952 E-mail: Mehta@genta.com
Steve Novick	Sr. Medical Director US	Phone: 908-286-5972 E-mail: Novick@genta.com
Bonnie Pappacena	Sr. Director of Quality Assurance	Phone: 908-286-5949 E-mail: Pappacena@genta.com
Jill Powers	Sr. Director of Regulatory Affairs	Phone: 908-286-3986 E-mail: Powers@genta.com
Anila Qureshi	Clinical Trial Manager, Regions US, Canada, Australia	Phone: 908-286-6456 E-mail: Qureshi@genta.com
Deborah Sollod	Pharmacovigilence	Phone: 908-219-3110 E-mail: Sollod@genta.com
Ed Spindler	Director of Project Management & Planning	Phone: 908-219-3122 E-mail: Spindler@genta.com
Christine Szkwarko	Sr. Director, Supply Chain	Phone: 908-286-5958 E-mail: Szkwarko@genta.com
Rafael Varona	Clinical Project Physician EU	Phone: E-mail: VaronaR@genta.com
Jane Wu	Sr. Director of Data Management & Biostatistics	Phone: 908-286-5933 E-mail: Wu@genta.com

9

Exhibit B

A revised Proposal for ICON Services in Support of a

Phase III Study Entitled

A Multicenter, Randomized, Double-Blind Study of Dacarbazine With or
Without Genasense® in Chemotherapy-Naïve Subjects With Advanced

Melanoma and Low LDH

Protocol: GM307

Prepared for:	John Carbine Director of Finance Genta Incorporated 200 Connell Drive Berkeley Heights, NJ 07922 Tel: 908-286-5977 Email: Carbine@genta.com

Prepared by:	ICON Clinical Research 212 Church Road North Wales, PA 19454 www.iconclinical.com

Questions to:	Debra Nichols Senior Director, Business Development Tel: (401) 667-0465 Email: NicholsD@iconus.com

Date:	24 October 2007 Version 4.0

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Table of Contents

Cost Summary	12
Country / Site Distribution for a 16.5-Month Recruitment Period	13
Project Team	14
Study Timeline	17
Appendix I – ICON Fees and Expenses	18
Appendix II – Responsibilities – Staff Allocation	25
Appendix III – Responsibilities and Specifications	33
Responsibilities	33
Specifications	38
Appendix IV – Specification Detail	43
Clinical Operations	44
Medical and Safety Monitoring	47
Data Management – Oracle ClinicalTM	49
IVRS	57

11

Cost Summary

A summary of ICON professional fees and pass-through costs is presented below. A detailed cost estimate has been provided in Appendix I. The provided estimate was developed based upon the information provided by Genta as reflected in the Project Specifications section.

Project Cost Category	US	EU	ROW
Clinical Operations	*	*	*
Medical Affairs	*	*	*
Data Management	*
Interactive Voice Response System (IVRS)	*
ICONet	*
Subtotal Total Direct Fees	*	*	*
Estimated Pass-Through Costs*	*	*	*
Total Study Budget	*	*	*
______________
*	Investigator fees have not been included in this proposal.

12

Country / Site Distribution for a 16.5-Month Recruitment Period

The following is the site and country distribution as of July 31, 2007:

Table 1: 130 sites enrolling patients over a 16.5 month recruitment period

Country	No. of Sites	Patients screened	Patients Enrolled	Patients Completed
United States	21	105	79	79
UK	7	30	23	23
France	15	80	60	60
Germany	18	90	68	68
Austria	5	25	19	19
Italy	4	20	15	15
Czech Republic	1	5	4	4
Switzerland	1	5	4	4
Sweden	1	5	4	4
Spain	5	25	19	19
Australia	3	15	11	11
Canada	2	10	8	8
Grand Total	83	415	314	314

13

Project Team

ICON’s philosophy is to become an extension of Genta’s study team to facilitate seamless study conduct and communication. To achieve this goal, our proposed project team is based on the parameters supplied in Genta’s RFP as well as our own review. The proposed structure of our project team reflects the elements necessary to ensure a timely conclusion of this project. Curricula vitae (CVs) of proposed ICON project team members are provided below.

Global Therapeutic Advisor

Andreas Dreps, PhD, is ICON’s Global Therapeutic Lead for Oncology and is responsible for overseeing all oncology projects throughout their duration. He is based in ICON’s Langen Germany office and is Director of Oncology Research in Europe. During his 14 years of pharmaceutical industry experience, Dr. Dreps worked on the development of several chemotherapy agents (Taxol®, Taxotere®, and Campto®), several molecular targeting agents such as monoclonal antibodies targeting the EGF-R (Erbitux®, EMD 72.000), an angiogenesis inhibitor (Cilengitide) and tumor vaccines (Theratope®, BLP-25, and BEC-2). Andreas has an excellent understanding of the competitive environment with regard to other ongoing clinical trials targeting a similar patient population. Utilizing his exceptional oncology experience (especially during the site selection process) will be a distinct advantage in identifying the most qualified sites and keeping the timelines as short as possible.

US Project Manager

Maria Hermon is the US Project Manager for this Genta trial. Maria has been with ICON for four years and she has over 15 years of experience working in the clinical research industry. She has successfully managed numerous studies ranging from Phase I to Phase IV. Maria has experience managing studies in multiple therapeutic areas including oncology. Other therapeutic area experience includes cardiovascular, endocrine/ metabolic, gastrointestinal, infectious disease, medical device, musculoskeletal, neurology, ophthalmology, respiratory, skin and soft tissue, transplant and urology. Maria’s oncology experience along with her excellent project management skills will enable her to successfully manage this Genta study.

EU Clinical Project Manager

ICON proposes Brendan Kromer, Ph.D. based in our Marlow, UK office to manage clinical activities in Europe. Brendan brings extensive oncology trial experience, including the monitor, coordination and management of international phase II and III trials in solid and non-solid oncology indications. Brendon has also recently completed the management of a global, cardiovascular morbidity trial extending across 10,873 enrolled patients in 16 countries. In total, Brendon brings over 8 years of clinical research industry experience, including over 6 years of project management. His educational credentials include a Bachelor of Science (Hons) 2.1 in Pharmacology as well as a Ph.D. in Cardiovascular Pharmacology from the Imperial College, London. His career experience and medical expertise will provide assured management of services in Europe.

ROW Project Manager – Australia & New Zealand

Daniela Venusta Zipp is the Australian & New Zealand Project Manager. Daniela has over 5 years of clinical research industry experience. Daniela was recently a Clinical Project Manager on a Breast Cancer study and has Non-Small Cell Lung Cancer monitoring

14

experience. Daniela’s experience in oncology makes her an excellent choice to lead this important Genta trial. Daniela is also fluent in German, English, Italian, and has basic Spanish skills, which will be an asset to this study.

US Medical Monitor

Thomas Williams, MD is the US Medical Monitor for this study. Dr. Williams is the Senior Director of the Oncology Division and is based in Austin, Texas. He is board certified in Hematology and Oncology and has been with ICON since 2002. Prior to joining ICON, Dr. Williams was Director of Medical Affairs at ILEX Oncology for seven years. He has more than 37 years of experience in clinical research, with 23 years of experience in academia. He has authored or co-authored 85 publications and 22 presentations. His areas of clinical expertise include cancer, bone marrow transplantation, hemophilia, and sickle cell anemia. Dr. Williams also has 16 years of industry experience and has participated in the clinical development of more than 68 investigational agents and biologics, including NDA submissions for four therapeutic agents for leukemia. He has participated in the development of clofarabine, vincristine, fuanazole, Elliott’s B Solution, methotrexate, thioguanine, mercaptopurine, Piritrexim, daunorubicin, azacitidine, dibromodulcitol, L-asparaginase, Erwinia asparaginase, homoharringtonine, deoxycoformycin, amsacrine, mitoxantrone, adriamycin, cytarabine, trans-retinoic acid, busulfan for injection, cyclophosmade, and CAMPATH-1H. Dr. Williams’ postgraduate training was in Hematology-Oncology at the University of Virginia and in Bone Marrow Transplantation at the Johns Hopkins Medical School. He holds an M.D. degree from the University of Texas Southwestern Medical School. His career has centered on oncology and hematologic disorders, making him the perfect choice to provide the caliber of medical oversight and expertise that this Genta study requires.

EU Medical Monitor

The EU Medical Monitor is Zuzana Goergen, MD, a Clinical Research Physician based in our office in Langen, Germany. Dr. Goergen recently joined ICON and is a board certified Specialist in Dermatology (Germany). She has more than 12 years of medical practice and clinical research experience. Her focus has been in dermatology and she has been actively involved in the surgical and chemotherapeutic treatment of patients with melanoma. Prior to joining ICON, Dr. Goergen served as Medical and Drug Safety Advisor with Premier Research Ltd in Germany, providing support on medical and safety issues in clinical trials. Dr. Goergen’s medical device experience includes three years as Product Manager with Paul Hartmann AG in Germany, where she was responsible for all marketing activities for modern and traditional wound healing products for the Eastern European markets. She also worked as an Investigator for a post-marketing surveillance study. Dr. Goergen holds her MD from the Medical University of Bratislava. She speaks fluent Slovak, Czech, English, German, French and Russian. Her focused skills in dermatology and oncology will serve this project well as she provides medical knowledge and pharmacovigilance expertise for Genta and the European project team.

ROW Medical Monitor – Australia and New Zealand

Luke E. Chung is the Medical Monitor in Singapore. Dr. Chung has over 6 years of experience working in the clinical medicine and 2 years of experience working in the clinical research industry. Prior to his involvement in the clinical research industry, Dr. Chung worked in clinical practice for over 5 years. Dr. Chung’s therapeutic experience includes Cardiovascular, Endocrinology, Nephrology, Neurology, and Smoking Cessation. His medical and business acumen, along with his fluency in English and Korean, will nicely support the GM307 protocol in Singapore.

Data Management Project Manager

ICON proposes Michelle O’Connell, M.S., based out of our Newark, Delaware office to manage data activities for this protocol. Michelle brings over 9 years of management experience, including extensive oncology experience in

15

both solid and non-solid oncological indications. She holds technical expertise in SQL, SAS, and MedDRA, which she will use to maintain a thorough vigilance of all datasets. In addition to her experience in data management, Michelle has also worked at a medical university as a research program manager, where she advised developed, coordinated and supervised research activities of clinical studies conducted by Principal Investigators in the Radiology Department. Michelle’s educational credentials include a Master of Science Degree in Drug Regulatory Affairs and Health Policy. Her extensive knowledge in managing data for intricate therapeutic areas will provide established leadership for the data management portion of this global trial.

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Study Timeline

Milestone	Target Date
ICON Involvement Begins	01 June 2007
First Patient In (FPI)	*
Last Patient In (LPI)	*
Treatment/Follow-up Ends: Last Patient Out (LPO)	*
Final Database Lock	*
Closeout Visits Completed	*
ICON Involvement Ends	31 March 2011
Total ICON Involvement	46 Months

The timeline shown above is based on the assumption that some sites may have FPI August 21, 2007, with the majority of sites should have FPI occur by October 2007.

17

Appendix I – ICON Fees and Expenses

ICON incorporates an annual increase into its staff charge out rates to account for salary increases, cost of living increases, benefits, and competition for staff within the industry. Therefore, ICON has blended staff charge out rates across the lifetime of the project. The blending of rates has been ‘weighted’ and is in direct correlation to the timelines presented herein. Required modifications to the timelines will impact the rates accordingly.

Detailed Costs – US

Clinical Research Management	Unit type	Number of Units	Unit Price (USD)	Total (USD)
Global Project Manager	Days	611	*	*
Lead CRA	Days	534	*	*
CRA	Days	2,301	*	*
CSA	Days	64	*	*
CR Assistant	Days	480	*	*
Unblinded Lead CRA	Days	118	*	*
Unblinded CRA	Days	482	*	*
Contract Administration	Per site	21	*	*
Payment Administration	Payment	861	*	*
ICOTrack Set-up	Study	1	*	*
ICOTrack Maintenance	Month	46	*	*
CLINICAL RESEARCH MANAGEMENT SUB-TOTAL				*

Medical Management	Unit type	Number of Units	Unit Price (USD)	Total (USD)
Medical Monitor	Days	30	*	*
Safety Monitor	Days	173	*	*
Medical Assistant	Days	41	*	*
MEDICAL MANAGEMENT SUB-TOTAL				*
*	Figures in the “Price per unit” column have been rounded, figures in the “Total” column are correct.

18

Estimated pass-through costs	Unit type	Number of Units	Unit Price (USD)	Total (USD)
Visits
Qualification Visits (by phone)	Visits	21	*	*
Initiation Visits	Visits	21	*	*
Interim Monitoring Visits	Visits	214	*	*
Close-out Visits	Visits	21	*	*
Un-Blinded Interim Monitoring Visits	Visits	116	*	*
Un-Blinded Close-out Visits	Visits	21	*	*
Meetings
Kick-off Meeting	Attendee	12	*	*
Sponsor Meetings	Attendee / Meeting	48	*	*
Other
IRB Costs	Site	21	*	*
CRF Printing & Distribution	Printed CRF Pages	54,322	*	*
General Shipping	per site/month	966	*	*
IVRS Pass-throughs	Study	1	*	*
				*

19

Detailed Costs – EU

Clinical Research Management	Units	Number of Units	Unit Price (USD)	Total (USD)
Project Manager	Days	870	*	*
Lead CRA	Days	1534	*	*
Clinical Research Associate	Days	6588	*	*
Clinical Research Assistant	Days	2855	*	*
Clinical Regulatory Compliance Associate	Days	15	*	*
Study Authorization Associate	Days	80	*	*
Study Authorization Assistant	Days	8	*	*
Medical Monitor	Days	77	*	*
Safety Monitor	Days	345	*	*
Medical Assistant	Days	84	*	*
Account Administrator	Days	164	*	*
CLINICAL RESEARCH MANAGEMENT SUB-TOTAL				*

Estimated pass-through costs	Units	Number of Units	Unit Price (USD)	Total (USD)
Travel
Site Visits	Visits	1,426	*	*
Unblinded Monitoring Visits	Audits	0	*	*
Team Meetings	Meetings	15	*	*
Sponsor Meetings	Meetings	8	*	*
Translations
Protocol synopsis (1,000 words)	Language	4	*	*
Protocol (Spain)	Language	1	*	*
Informed consent document	Language	5	*	*
Regulatory documents	Submission	5	*	*
EC documents	Submission	40	*	*

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Other
Teleconferencing (3 lines)	Meetings	180	*	*
Ethics Committee Fees	Submission	40	*	*
Regulatory Agency Fees	Countries	9	*	*
Courier	per site/month	2622	*	*
Mobile phones	per CRA per month	347	*	*
Legal consultation investigator contracts	Hours	11	*	*
				*

21

Detailed Costs – ROW

Clinical Research Management	Units	Number of Units	Unit Price	Total (USD)
Project Manager	Days	101	*	*
Unblinded CRA	Days	159	*	*
Clinical Research Associate	Days	611	*	*
Clinical Trial Assistant	Days	223	*	*
Clinical Regulatory Compliance Associate	Days	19	*	*
Account Administrator	Days	29	*	*
CLINICAL RESEARCH MANAGEMENT SUB-TOTAL				*

Medical Management	Units	Number of Units	Unit Price	Total (USD)
Medical Monitor	Days	24	*	*
Safety Monitor	Days	44	*	*
Medical Assistant	Days	13	*	*
MEDICAL MANAGEMENT SUB-TOTAL				*

ICON CLINICAL RESEARCH MANAGEMENT FEE				*

Estimated pass-through costs	Units	Number of Units	Unit Price	Total (USD)
Travel
Site Visits	Visits	167	*	*
Team Meetings	Meetings	15	*	*
Sponsor Meetings	Meetings	8	*	*
Translations
Protocol synopsis (1,000 words)	Language	1	*	*
Informed consent document	Language	1	*	*
Other Regulatory Documents	Words	10,000	*	*

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Other
Teleconferencing (3 lines)	Meetings	56	*	*
Ethics Committee Fees	Sites	5	*	*
Regulatory Agency Fees	Countries	2	*	*
Courier	per site/month	230	*	*
Mobile phones	per CRA per month	41	*	*
Legal consultation investigator contracts	Hour	1.00	*	*
ESTIMATED PASS THROUGH COSTS				*

Data	Unit	Units	Unit	Total
Project	Month	46	*	*
Project	Projec	1	*	*
CRF	CRF	0	*	*
Page	Pages	41786	*	*
Query	Queries	6000	*	*
Coding (and	Terms	6000	*	*
Data Validation &	Pages	41786	*	*
SAE	SAEs	312	*	*
Monthly External Data	Month	46	*	*
Dirty	Transfe	6	*	*
Clean	Transfe	9	*	*
Closeout, Final Transfer,	Projec	1	*	*
Teleconference	Meeting	56	*	*
Kick-off	Meeting	1	*	*
Face-to-Face -	Meeting	4	*	*
Review of CRF	CRF	1	*	*
		Data Management		*
ICONe				*
		Data Management		*

23

IVRS Project Cost
Setup costs
System Development
— Initial Set Up Meeting / User requirements		*
— Functional / Technical Design		*
— System Development and Programming		*
— Testing and Validation		*
— User Acceptance Testing		*
— Initial Data loads		*
— Training / Training manuals		*
— Create Randomization Schedule		*
SubTotal			*
Language Management
— English			*
— Additional languages	1 Language	*	*
Investigators’	2 Meetings	*	*
Estimated Pass-through
— IVR Prompt Recording & translation	1 Language	*	*
— Shipping, Mailing, Courier			*
— Investigator Meeting	2 Meetings	*	*
Total Setup Costs			*
Monthly Maintenance Costs
24-hour user support & technical support		*
Project management		*
SubTotal	40 Months	*	*
Direct Costs
— Telecom	40 Months	*	*
Total Monthly			*
		Total	*

24

Appendix II – Responsibilities – Staff Allocation

It is ICON policy to assign clinical staff based on Full Time Equivalents (FTEs) rather than specific task units. Please see the table below for ICON’s FTE assumptions.

ICON Global Clinical FTE Assumptions

Description	US	EU & ROW
Working Day	8 hours	8 hours
Working Days Per Month	19.58 days	19.00 days
Working Hours Per Month	156.67 hours	152 hours
Working Hours Per Year	1,880 hours	1,824 hours

25

Clinical Staff

Position	Staff	Allocation	From	Through
Global Project Manager	1	100%	01-Jun-07	28-Feb-08
	1	60%	01-Mar-08	31-Mar-11

Project Manager – EU	1	100%	01-Jun-07	30-Jun-07
	1	90%	01-Jul-07	31-Aug-07
	1	100%	01-Sep-07	31-Mar-11

Project Manager – AUS	1	10%	01-Jun-07	31-Dec-10
	1	15%	01-Jan-11	28-Feb-11
	1	10%	01-Mar-11	31-Mar-11

Project Manager – Canada	1	20%	01-Jun-07	31-Aug-07

Unblinded Lead CRA – US	1	15%	01-Oct-07	31-Jan-11

Unblinded Lead CRA – EU	1	25%	01-Oct-07	31-Mar-11

Lead CRA – US	1	100%	01-Jun-07	28-Feb-08
	1	50%	01-Mar-08	15-Mar-11

Lead CRA – EU	1	100%	01-Jun-07	31-Jul-07
	1.75	100%	01-Aug-07	31-Aug-07
	2	100%	01-Sep-07	31-Dec-07
	1.5	100%	01-Jan-08	31-Mar-11

26

Position	Staff	Allocation	From	Through
CRA – US1	1	34%	01-Jun-07	30-Jun-07
	1	82%	01-Jul-07	31-Jul-07
	1	100%	01-Aug-07	31-Aug-07
	1	95.8%	01-Sep-07	28-Feb-08
	3	100%	01-Mar-08	15-Feb-11
	3.15	100%	16-Feb-11	15-Mar-11

CRA – WEU[1]	1	17%	01-Jun-07	30-Jun-07
	1.2	100%	01-Jul-07	31-Jul-07
	1.27	100%	01-Aug-07	31-Aug-07
	1.6	100%	01-Sep-07	30-Sep-07
	1.45	100%	01-Oct-07	31-Oct-07
	1.31	100%	01-Nov-07	31-Jan-07
	1.52	100%	01-Feb-11	15-Mar-11

CRA – CEU[1]	2.49	100%	01-Jun-07	30-Jun-07
	3.03	100%	01-Jul-07	31-Jul-07
	3.51	100%	01-Aug-07	31-Aug-07
	5.7	100%	01-Sep-07	30-Sep-07
	5.23	100%	01-Oct-07	31-Oct-07
	4.79	100%	01-Nov-07	31-Jan-11
	5.56	100%	01-Feb-11	15-Mar-11

27

Position	Staff	Allocation	From	Through
CRA – EEU[1]	1	20%	01-Sep-07	30-Sep-07
	1	15%	01-Oct-07	31-Oct-07
	1	11%	01-Nov-07	31-Jan-11
	1	13%	01-Feb-11	15-Mar-11

CRA – Australia	1	35%	01-Jun-07	30-Sep-07
	1	63%	01-Oct-07	31-Dec-08
	1	47%	01-Jan-09	31-Jan-09
	1	31%	01-Feb-09	31-Dec-10
	1	30%	01-Jan-11	15-Mar-11

CRA – Canada	1	23%	01-Jun-07	30-Sep-07
	1	42%	01-Oct-07	31-Dec-08
	1	31%	01-Jan-09	31-Jan-09
	1	21%	01-Feb-09	31-Dec-10
	1	20%	01-Jan-11	15-Mar-11

Unblinded CRA – US1	1	34%	01-Jul-07	31-Jul-07
	1	20%	01-Aug-07	31-Aug-07
	1	50%	01-Sep-07	15-Jan-11
	1.92	100%	16-Jan-11	15-Mar-11

Unblinded CRA – WEU[1]	1	23%	01-Oct-07	31-Oct-07
	1	44%	01-Nov-07	31-Dec-09
	1.75	100%	01-Jan-10	15-Feb-10

28

Position	Staff	Allocation	From	Through
Unblinded CRA – CEU[1]	1	84%	01-Oct-07	31-Oct-07
	1.62	100%	01-Nov-07	31-Dec-09
	6.41	100%	01-Jan-10	15-Feb-10

Unblinded CRA – EEU[1]	1	2%	01-Oct-07	31-Oct-07
	1	4%	01-Nov-07	31-Dec-09
	1	15%	01-Jan-10	15-Feb-10

Unblinded CRA – Australia[1]	1	15%	01-Sep-07	31-Oct-07
	1	41%	01-Dec-07	15-Jan-09
	1	15%	01-Dec-10	15-Jan-11

Unblinded CRA – Canada[1]	1	10%	01-Sep-07	31-Jan-09
	1	10%	01-Dec-10	15-Jan-11

CSA – US	1	38%	15-Jun-07	28-Feb-08

CRC Associate – EU	1	2%	01-Jun-07	31-Mar-11

Study Authorization Associate – EU	1.39	100%	01-Jun-07	31-Aug-07

Study Authorization Assistant – EU	1	14%	01-Jun-07	31-Aug-07

Study Authorization Associate – Australia	1	10%	01-Jun-07	31-Aug-07
	1.5%		01-Sep-07	31-Dec-10

CSA – Canada	1	10%	01-Jun-07	31-Aug-07
	1.5%		01-Sep-07	31-Dec-10

29

Position	Staff	Allocation	From	Through
CR Assistant – US	1	100%	01-Jun-07	31-Aug-07
	1	50%	01-Sep-07	31-Mar-11

CR Assistant – WEU	1.53	100%	01-Jun-07	30-Jun-07
	1.64	100%	01-Jul-07	31-Jul-07
	2.03	100%	01-Aug-07	31-Aug-07
	2.32	100%	01-Sep-07	30-Sep-07
	2.34	100%	01-Oct-07	31-Oct-07
	2.35	100%	01-Nov-07	31-Dec-07
	2.10	100%	01-Jan-08	31-Dec-09
	2.36	100%	01-Jan-10	31-Jan-10
	2.19	100%	01-Feb-10	28-Feb-10
	2.01	100%	01-Mar-10	31-Jan-11
	2.05	100%	01-Feb-11	28-Feb-11
	1.9	100%	01-Mar-11	31-Mar-11

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Position	Staff	Allocation	From	Through
CR Assistant – CEU	1	50%	01-Jun-07	30-Jun-07
	1	61%	01-Jul-07	31-Jul-07
	1	70%	01-Aug-07	31-Aug-07
	1.14	100%	01-Sep-07	30-Sep-07
	1.21	100%	01-Oct-07	31-Oct-07
	1.28	100%	01-Nov-07	31-Dec-09
	2.24	100%	01-Jan-10	31-Jan-10
	1.60	100%	01-Feb-10	28-Feb-10
	1	96%	01-Mar-10	31-Jan-11
	1.11	100%	01-Feb-11	15-Mar-11

CR Assistant – EEU	1	4%	01-Sep-07	30-Sep-07
	1	3%	01-Oct-07	31-Dec-09
	1	5%	01-Jan-10	31-Jan-10
	1	4%	01-Feb-10	28-Feb-10
	1	2%	01-Mar-10	31-Jan-11
	1	3%	01-Feb-11	15-Mar-11

CR Assistant – Australia	1	17%	01-Jun-07	30-Sep-07
	1	23%	01-Oct-07	31-Dec-08
	1	19%	01-Jan-09	31-Jan-09
	1	16%	01-Feb-09	31-Dec-10
	1	21%	01-Jan-11	15-Mar-11

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Position	Staff	Allocation	From	Through
CR Assistant – Canada	1	25%	01-Jun-07	31-Aug-07
	1	5%	01-Sep-07	30-Sep-07
	1	8%	01-Oct-07	31-Dec-08
	1	6%	01-Jan-09	31-Jan-09
	1	4%	01-Feb-09	15-Mar-11

Medical Staff

Position	Staff	Allocation	From	Through
Medical Monitor – US	1	3.5%	01-Jun-07	15-Feb-11
Medical Monitor – EU	1	9%	01-Jun-07	15-Feb-11
Medical Monitor – Singapore (for Australia)	1	3%	01-Jun-07	15-Feb-11
Drug Safety Associate – US	1	19.8%	01-Jun-07	15-Feb-11
Drug Safety Associate – EU	1	41%	01-Jun-07	15-Feb-11
Drug Safety Associate – Singapore (for Australia)	1	5%	01-Jun-07	15-Feb-11
Medical Assistant – US	1	4.7%	01-Jun-07	15-Feb-11
Medical Assistant – EU	1	10%	01-Jun-07	15-Feb-11
Medical Assistant – Singapore (for Australia)	1	2%	01-Jun-07	15-Feb-11
______________
[1]

Due to the number of sites being monitored, it is not plausible to dedicate all ICON CRAs 100% to this project as per ICON’s standard policy. Therefore, there will be a mix of dedicated and non-dedicated CRAs. ICON will ensure that no competing projects will be allowed to interfere with the work being performed for Genta’s study by ICON CRAs that are not 100% dedicated to this study.

32

Appendix III – Responsibilities and Specifications

Responsibilities

Project Task	Genta	ICON
Study Documents
Write Protocol	√
Ship Protocol		√
Print CRF		√
Ship CRF		√
Prepare CRF Completion Guidelines	√
Write Investigator Drug Brochure	√
Ship Investigator Drug Brochure		√
Prepare Template Informed Consent Form		√
Investigator Recruitment
Identify and Select Investigators	√	√
Issue Letters of Indemnification to Investigators	√
Negotiate Investigator Agreements	√
Administer Investigator Payments	√
Regulatory Documents
Collect Site Regulatory Documents		√

33

Project Task	Genta	ICON
Review Critical Documents		√
Final approval of regulatory/EC packages prior to submission	√
Submission of Regulatory Documents (including IND, annual safety letters, NDA) to FDA	√
Submission of Regulatory Documents to EU and ROW regulatory agencies		√
Assemble and submission of EC documentation to EU and ROW EC as appropriate		√
Assemble and Distribute Study Procedures Manual and Regulatory/Site Binder for Each Site		√
Investigator Meeting and Training
Investigator Meeting Logistics	√
Attend and Participate in Investigator Meeting	√	√
Project Specific Training to Team		√
Prepare the Monitoring Conventions and Train CRAs		√
Monitoring Visits
Conduct Site Qualification Visits		√
Conduct Site Initiation Visits		√
Conduct Interim Monitoring Visits		√
Conduct Site Closeout Visits		√
Conduct Unblinded Visits		√
Study Maintenance
Conduct In-House Site Management		√

34

Project Task	Genta	ICON
Provide Newsletters and/or Tipsheets		√
Data Management
CRF
Design CRF	√
Review of CRF Design		√
Prepare CRF Completion Guidelines	√
Print CRF		√
Ship CRF		√
Project Set-up
Develop Data Management Plan		√
Design Database		√
Develop Edit Check Specifications		√
Program and Validate Edit Checks		√
Develop Data Entry Conventions		√
Develop ICONet (ICON’s Web Portal)		√
Data Processing
CRF and Query Tracking		√
Double Data Entry		√
Obvious Data Corrections		√
Data Validation (Discrepancy Management)		√
Manual Data Listing Review		√

35

Project Task	Genta	ICON
Query Generation and Resolution		√
Coding of Medical History, Concomitant Medications and Adverse Events		√
Receipt and Reconciliation of Third Party Data		√
SAE Reconciliation		√
Project Closeout
100% QC of Database for Safety and Primary Efficacy Parameters		√
Random Sample QC (square root of n+1)		√
Database Lock		√
Final Database Transfer		√
Return of Study Documentation		√
Medical Affairs
Medical management		√
Guide ICON staff and investigative sites on medical and safety protocol-related issues		√
Provide direction to ICON staff and investigative sites on patient eligibility questions		√
Guide the ICON staff and investigative sites on exception granting		√
Provide ongoing training to ICON staff		√
Medical review of coding	√
Review of CRFs for missed SAEs	√
Review of AE Listings	√

36

Project Task	Genta	ICON
Lab and ECG review	√
Data Entry of an Initial and two follow up SAE reports		√
Preparation of the case narratives (by default ICON prepares ‘running narratives’ as part of its case processing)	√
Medical review of SAEs	√
Responsibility for all ultimate SAE causality assessments	√
Generate MedWatch form for each SAE	√
Holding and Maintenance of the safety database	√
Assist DM and Clin Ops with Reconciliation	√	√
Enter, clarify and encode SAEs using MedDRA and WHODRUG	√	√
Preparation of monthly SAE listings	√	√
Determine the reportability of events and notify the FDA and other regulatory agencies of expedited events	√

37

Specifications

Sites	US	EU	ROW
Number of Sites	21	57	5
Patients
Number of Screened Patients	105	285	25
Number of Randomized Patients	79	216	19
Number of Completed Patients	79	216	19
Monitoring[1,2]

Number of Qualification Visits	21 Visits 4 Hours on Site 8 Hours of Travel 4 Hours Prep/Report	60 Visits 4 Hours on Site 8 Hours of Travel 4 Hours Prep/Report	5 Visits 4 Hours on Site 8 Hours of Travel 4 Hours Prep/Report

Number of Initiation Visits	21 Visits 8 Hours on Site 8 Hours of Travel 8 Hours Prep/Report	57 Visits 8 Hours on Site 8 Hours of Travel 8 Hours Prep/Report	5 Visits 8 Hours on Site 8 Hours of Travel 8 Hours Prep/Report

Number of Interim Visits – Treatment	214 Total Visits 16 Hours on Site 8 Hours of Travel 8 Hours Prep/Report	523 Total Visits 16 Hours on Site 8 Hours of Travel 8 Hours Prep/Report	59 Visits 16 Hours on Site 8 Hours of Travel 8 Hours Prep/Report

38

Number of Interim Visits – Follow up	176 Total Visits 8 Hours on Site 8 Hours of Travel 8 Hours Prep/Report	369 Total Visits 8 Hours on Site 8 Hours of Travel 8 Hours Prep/Report	48 Visits 8 Hours on Site 8 Hours of Travel 8 Hours Prep/Report

Number of Closeout Visits	21 Visits 16 Hours on Site 8 Hours of Travel 36 Hours Prep/Report	57 Visits 16 Hours on Site 8 Hours of Travel 36 Hours Prep/Report	5 Visits 16 Hours on Site 8 Hours of Travel 36 Hours Prep/Report

Number of Unblinded Initiation Visits	0 Visits 0 Hours on Site 0 Hours of Travel	0 Visits 0 Hours on Site 0 Hours of Travel	0 Visits 0 Hours on Site 0 Hours of Travel

Number of Unblinded Monitoring Visits - Treatment	116 Visits 4 Hours on Site 8 Hours of Travel 4 Hours Prep/Report	303 Visits 4 Hours on Site 8 Hours of Travel 4 Hours Prep/Report	40 Visits 4 Hours on Site 8 Hours of Travel 4 Hours Prep/Report

Number of Unblinded Closeout Visits	21 Visits 8 Hours on Site 8 Hours of Travel 16 Hours Prep/Report	57 Visits 8 Hours on Site 8 Hours of Travel 16 Hours Prep/Report	5 Visits 8 Hours on Site 8 Hours of Travel 16 Hours Prep/Report

Medical Monitoring

Number of SAEs (100% SAE Rate)	87 (79 US and 8 Canada)	216	11 (Australia only)
[1]

Should additional visits be needed for PSVs, SIV, SMVs, or SCV, ICON will seek Genta’s approval prior to conducting such additional visits. Should study visits require additional on-site time, ICON will seek Genta’s approval for such additional time on site. Additional visits and additional on-site time will be paid by Genta.

[2]

While meeting Genta’s specifications provided for total monitoring days the following regions have had to adjust their “Site Management per site per month” to the following approximations: US: 4.8 hours, ROW and EU 6.67 hours.

39

Data Management Specifications

Activity	Specification
Number of Status Reports	5
Frequency of Status Reports	Monthly
Meetings
Teleconferences with Genta	56
Kick-off Meeting	1
Investigator Meeting	1
Face-to-Face Meetings	8
Project Setup
Database Setup (Unique Pages)	35
Edit Check Programs	375
Data Review Listings	10
External Data and Review
IVRS Electronic Data Interface	Yes
Number of IVRS Electronic Data Transfers	46
Local Laboratory Data	Yes
Data Processing
Screen Fail Subjects	101
Completed Subjects	314
CRF Pages per Completed Subject	126
Total Pages per Completed Subject	126
Total Pages Tracked / Entered	41,786
Total Pages Validated	41,786
Number of SAEs Reconciled	312
Coding
Coded Items	6,000
Query Processing
Data Queries	6,000
Data Transfers to Genta
Data Transfer(s) (Dirty Data)	6

40

Data Transfer(s) (Clean Data, Interim Analysis)	9
Final Transfer	1
Quality Control Review
100% Review of CRFs (number of patients, Square Root of n+1)	19
Duration of 100% Reviews (minutes per patient)	60
Critical Variable Reviews (number of patients)	314
Duration of Critical Variable Reviews (minutes per patient)	30
Closeout Activities
Study Document Archive Preparation (number of documents)	47,786

41

Meetings

Meeting	Number of Meetings	Duration (Hours)	ICON Team Member Attendees[1]
Kick-Off	1	8	CPM, LCRA, UCRA, CSA, USMM, USMM backup, USDSA, DMPM, DMSL, Sr. Dir CO, IVRS PM, US Argus Trainer

Face-to-Face	8	6	GPM, LCRA, MM, DSA, DMPM, DMSL

Investigator	1	8	US CPM, LCRA, 2 BCRA, UCRA, ULCRA, CSA, MM, DSA, DMPM, DMSL, IVRS PM

Teleconferences	56	1	As needed
______________
[1]

GPM = Global Project Manager, LCRA = Lead Clinical Research Associate, ULCRA = Unblinded Lead Clinical Research Associate, CRA = Clinical Research Associate, BCRA = Blinded Clinical Research Associate, UCRA = Unblinded Clinical Research Associate, MM = Medical Monitor, USMM = United States Medical Monitor, DSA = Drug Safety Associate, DMPM = Data Management Project Manager, DMSL = Data Management Study Lead

41

Appendix IV – Specification Detail

Translations

•	Any translations of the protocol, case report form (CRF), informed consent form (ICF), or other documents required will be the responsibility of ICON.
•	Translations of site specific ICFs will be performed by a selected vendor and all costs will be charged as a pass-through expense.

Standard Operating Procedures (SOPs)

ICON SOPs and where appropriate, ICON SSOPs (Study Specific Operating Procedures) will be followed.

Legal Representative Pursuant to EU Clinical Trials Directive 2001 / 20 / EC

•

Where appropriate and if requested by Genta, ICON can act as legal representative for Genta pursuant to the above directive. This service requires that certain terms and conditions be satisfied prior to ICON acting as such a legal representative. If desired, Genta can discuss such a service in more detail with the ICON BD representative.

Legal Representative and Other Services in Respect of Data Privacy Regulations

•

Under data privacy legislation a data controller (normally the sponsor) may be required to have a legal representative within Europe or in certain circumstances within a certain member state. Where appropriate and if requested by Genta, ICON can act as legal representative for Genta (in respect of its data controller position). This service requires that certain terms and conditions be satisfied prior to ICON acting as such a legal representative. Furthermore ICON can carry out ancillary regulatory services in respect of the data protection regulations if requested by Genta and at a cost to be determined. If desired, Genta can discuss such a service in more detail with the ICON BD representative.

43

Clinical Operations

Regulatory Document Collection

•

Pre-study regulatory documents for each site will include accurate, signed Form FDA 1572, financial disclosure agreement, curricula vitae from the principal investigator and other relevant site personnel, site-specific informed consent form, IRB approval, etc.

Qualification Visits

•

At each site qualification visit the ICON monitor will confirm the suitability of the site for the study, assess investigator interest and qualifications, assess available facilities, and discuss general study information.

Un-Blinded Initiation Visits

•	At each un-blinded initiation visit, the ICON monitor will work with the site to determine how to best manage the drug dispensing process.

Initiation Visits

•

At each initiation visit the ICON monitor will thoroughly review the protocol, the CRF, proper source documentation, the IDB, investigator obligations, IRB/ regulatory files, informed consent procedures, AE/SAE reporting procedures, and study product accountability/storage procedures with the investigator and other relevant site personnel. Additionally, any necessary study-specific training will be provided at the initiation visit.

Un-Blinded Interim Monitoring Visits

•	At each unblinded interim monitoring visit, the ICON monitor will perform drug reconciliation in the pharmacy including the review of drug dispensing records.

44

Interim Monitoring Visits

•

At each interim monitoring visit the ICON monitor will confirm site adherence to the protocol, confirm fulfillment of FDA requirements, verify CRFs against source documents, assure proper CRF completion, verify informed consents, ensure proper SAE reporting, record retention, adequacy of study supplies, proper study product storage and accountability.

Closeout Visits (Including Un-Blinded)

•

At each site closeout visit the ICON monitor will perform complete study product reconciliation, verify that all CRFs are completed and monitored, and perform a review of investigator responsibilities (including record retention requirements, verification of investigator files for completeness and accuracy, and completion of the site closure form by the investigator).

•

After site closeout visit activities have been completed, ICON will send a closeout letter to the site; a record of relevant supplies and all documentation will also be forwarded to Genta or archived in accordance with relevant ICON SOPs.

In-House Site Management

•	The ICON monitor will conduct in-house monitoring activities as needed during the study.
•

In-house site management activities will include site contact, generation of contact reports, site status tracking, attendance at team meetings, attendance at team training, responding to site questions, maintenance of updated investigator regulatory documents, issue resolution from previous site monitoring visits, responding to data queries, planning next visits (site contact documentation and travel plans), Serious Adverse Event (SAE) reporting and follow up and reconciliation as needed, generation of trip reports, creation of follow up letters documenting trip status, replenishing site supplies (i.e. case report forms, study product), responding to audit findings, assist as needed with mass distribution of information, and maintaining the investigator file. ICON will maintain telephone contact with sites on a regular basis throughout the study.

Project Meetings

•	Regular project meetings will be held involving key team members from Genta and ICON in order to monitor study progress and address and resolve any problems that may be identified.

45

Status Reports/Project Tracking

•	ICON will submit written project status reports to Genta as defined in the Project Assumptions section of this proposal.
•

Costs have been included for ICON’s clinical trial management system. From this system, the clinical project team can generate a variety of reports that track specific study information requested by Genta, including patient visits, regulatory document collection, site monitoring visits, sample shipments to the laboratory, etc. Costs have been provided for system set-up, monthly maintenance, and ICON standard reports. The systems may be reconfigured for Genta-requested reports; however, modification in cost may be required based upon the time needed to reconfigure the system. ICON would be happy to share its standard reports if requested by Genta.

Quality Assurance

•

As part of ICON’s quality management system, ICON QA may perform random audits throughout the duration of this project. Random audits may include, but are not limited to, study files, completed CRF audits, and other clinical trial data. These audits are part of ICON’s internal process and written reports of audit findings are not provided to Genta. The quality management system in operation at ICON is based on the requirements of ISO 9001: 2000.

Study Files and Archive

•	All study files (including investigator files) will be set-up and maintained by ICON in accordance with ICON SOPs unless otherwise requested by Genta.

Telecommunications

•	Costs for any project-dedicated telecommunications equipment including telephones, facsimile machines, toll free lines, T1 line set-up, etc. will be passed-through to Genta as incurred by ICON.

46

Medical and Safety Monitoring

Medical and Safety Monitoring

•

The ICON Medical Monitor will provide medical management for the study at ICON and will be available to provide guidance to the ICON staff and investigative sites on medical and safety protocol-related issues, patient eligibility questions.

•	An ICON Drug Safety Associate will also be assigned to this study in order to provide safety monitoring.
•	ICON’s medical and safety team will provide ongoing training to ICON staff.
•	ICON’s medical and safety team will participate in team meetings and teleconferences as required in order to maintain adequate medical and safety oversight of the study.
•	ICON is responsible for providing a central patient registration desk
•	ICON will be responsible for reviewing laboratory reports at the point of patient registration.
•	ICON will be responsible for medical review of CRFs for missed SAEs.
•	ICON will be responsible for reviewing central registration desk packet.

SAE Reporting

•	Globally, sites will report SAEs to ICON US; ICON US will perform data entry into Genta’s ARGUS safety system within one business day of receipt.
•	Genta will be responsible for writing the SAE narratives.
•	Should the total number of SAEs occurring exceed that estimated in this proposal; Genta will be billed for each additional SAE at its unit cost.
•	Genta will be ultimately responsible for all SAE causality assessments.

47

•	Genta will be responsible for submitting SAE reports to the FDA, EU and ROW CA, EC and all sites.

Safety Database

•	Genta will maintain the safety database for the study.
•	Genta will generate a MedWatch form for each SAE.
•	Genta will determine the report ability of events and where appropriate notify the FDA and other regulatory agencies of expedited events.
Data Management Support
•	ICON will be responsible for medical review of coding.
•	ICON will be responsible for medical review of AE listings.
•	ICON Medical Affairs will assist in SAE reconciliation as needed by Data Management and Clinical Operations.

SAE Unit Prices per region

•	US: *
•	EU: *
•	ROW: *

48

Data Management – Oracle ClinicalTM

The following revised assumptions were developed based upon the information provided in documentation from Genta, Inc. at the time of proposal generation. Accordingly, any cost related to a unit-based service has been generated as a result of the number of units estimated from specifications provided by Genta, Inc. Any changes to these units will need to be agreed upon by ICON and Genta, Inc. in order to determine appropriate costs. Any agreed changes to the number of units will result in changes to the associated cost for that service.

Data Management Resource Strategy

•

ICON Data Management makes full use of its extensive global data management experience and resources on every project we execute. Our data management systems facilitate seamless processing of information regardless of geographic location, thus allowing ICON to optimize the management of experienced resources, timelines and workflow.

PROJECT MANAGEMENT

•

The Data Manager (refers to specific title of either DM Project Manager or DM Project Lead within ICON) assigned to this project will be directly responsible for oversight of all data management activities over the course of the study. This person will be Genta, Inc.’s direct contact for any data management issues. In addition, the following summarizes the scope of responsibilities of the Data Manager:

•	Keeping the project on track in terms of timelines, deliverables, and budget
•	Providing regular status reports to the project team and Genta, Inc.
•	Participating in all project team and sponsor meetings as appropriate
•	Mentoring and training of staff on study specific procedures, monitoring processes to ensure that procedures are being followed
•	Developing and maintaining project plans, communication plans, and contingency plans
•	Keeping ICON senior management up to date on progress, resources, and any issues that may arise

49

Meeting Attendance

•	ICON has assumed attendees for the following meetings per Genta, Inc. study specifications:

Meeting	ICON Team Member Attendees
Kick-off Meeting	Data Manager and Study Lead
Face to Face Meetings	Data Manager and Study Lead
Investigator Meeting	Data Manager and Study Lead

Teleconferences

•

ICON assumes there will be regular teleconferences to be held with Genta, Inc. during the study. ICON assumes each teleconference will be one hour in duration with an additional 30 minutes preparation/follow-up for the Study Lead.

•	ICON assumes that the Data Management Study Lead will attend all teleconferences, and that the Data Manager will attend on a monthly basis to provide management oversight.

Study Reports

•	ICON Data Management will provide status reports to Genta, Inc. Standard reports are available from the Opticon (CRF Work Manager) system for CRF and Query tracking.
•	Custom report requests will be discussed during project planning stages for the purpose of estimating costs.
•	ICON assumes that reports will be sent via ICON’s web portal ICONet to Genta, Inc.

50

PROJECT SETUP

Case Report Form Development

•	ICON assumes Genta Inc. will be responsible for CRF design including the development of CRF completion guidelines. ICON will provide one cycle of review of the final draft CRF before it is finalized.
•

ICON would like an opportunity to review the CRF to ensure the presence of compatible, identifiable character recognition marks to facilitate ICON’s Opticon imaging process prior to finalization of the CRF.

•

ICON would like to receive a final copy of the CRF (same CRF printed and shipped to investigator sites) before the database is released into production. The printed copy of the CRF will be forwarded to the database administrator to facilitate the creation of Opticon templates and will also be utilized by the study team in the testing of the Oracle Clinical™ and Opticon databases.

•	ICON assumes responsibility for CRF printing and shipping, and has included costs for these services as pass-through estimates.

Database Design

•	Genta, Inc will develop the annotated CRF based on Genta Inc’s database specifications. Once approved, the annotated CRF will serve as the basis for ICON to build the database.
•	ICON will design the database in Oracle Clinical™ ICON has not assumed any significant programming, e.g., visit algorithms or derivation programming, to produce the final transfer SAS data sets.
•	Any database changes requested by Genta, Inc. following approval of the database structure may incur additional costs.

Edit Check Programming and Validation

•	ICON will create the edit check specifications and provide the document for review and approval by Genta, Inc. in advance of beginning programming activities.

51

•

ICON will program and validate edit checks within the Oracle Clinical™ software. Test Subjects are developed, the data is entered, and the discrepancy management system is run and verified to ensure that each edit check is working properly.

•	ICON has assumed that data listings will be programmed in SAS for the purpose of cross CRF manual review, as outlined in the edit check specification, on a regular basis during this study.

Data Management Plan and Associated Study Specific Procedures

•

ICON will develop the data management plan and any necessary study specific procedures in accordance with ICON SOPs as appropriate. The data management plan and study specific procedures will address all data processing activities, timelines, contact information, communication plans, and any other information required for this project.

•	Genta, Inc. will review the data management plan and related study-specific procedures during preparation and provide consolidated comments to ICON in two review cycles prior to finalization.

Third Party Data Import

•

ICON assumes that local laboratory values will be captured as part of the CRF. ICON also assumes that normal ranges and units will be provided in a CRF format for each laboratory and will need to be merged with laboratory value results using SAS. ICON has not included any assumptions for electronic local laboratory data handling.

•

CT/MRI scans and IVRS interfaces are included in this costing. ICON assumes that programming and reconciliation of IVRS and CT/MRI scans data will be required. ICON has assumed that all third party data transfers will be cumulative and loaded using SAS.

DATA PROCESSING

Data Entry Conventions

•	ICON will develop data entry conventions to be followed during the study and will review these conventions with Genta, Inc.

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CRF Tracking

•

CRFs and queries will be scanned into the Opticon (CRF Work Manager) imaging system. Every activity performed on a CRF page or query is automatically tracked as the document is processed in the system. This includes data entry, cleaning and quality review activities for CRFs, and database updates for applicable query responses.

•

ICON assumes that only the original CRFs and queries will be received and used for scanning into Opticon. All CRFs and queries are checked against the CRF transmittal form in order to ensure that the transmittal form is correct.

•	Once the transmittal form and the CRFs and queries are scanned, the operator will ensure that all pages are properly indexed and have passed into the workflow.

Data Entry

•	ICON will perform interactive double data entry of each CRF page retrieved.

Data Review

•	ICON assumes that data handling conventions (obvious corrections) will be applied to the database after double data entry is complete.
•	ICON will review all database discrepancies in Oracle Clinical™ and via manual review of data listings, and generate queries as necessary.
•

Third party data reconciliation will be performed via SAS programming for a limited number of parameters, header information and demography for example. All discrepancies will be reviewed and queries will be generated as necessary.

Medical Coding

•	ICON will be responsible for coding medical history, adverse events and concomitant medications. It is assumed that 60% of items will auto encode.
•	ICON assumes that standard MedDRA and WHODrug dictionaries will be used for this project. ICON has assumed that one standard version of the dictionary will be used for the duration of the project.

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•	ICON assumes that the ATC selections using WHODrug will be assigned to the computer generated default ATC that is alphabetical in all versions of the dictionary from fourth quarter 2006.
•

ICON assumes that Genta, Inc. subscribes to and maintains licenses for any coding dictionaries to be used during the course of the project. ICON also assumes that ICON and Genta, Inc.’s version of the dictionaries to be utilized are compatible.

•	ICON subscribes to the fourth quarter calendar year WHODrug. If another version of WHODrug is required, additional costs will be incurred.

QUERY PROCESSING

Data Queries

•	ICON will generate queries based on programmatic discrepancies and manual review of data listings.
•	All query responses will be applied to the database, as applicable. Any issues that are not resolved via query response will be re-queried to clarify further.
•	ICON will run edit checks against the data once the query updates have been made to ensure that additional data discrepancies are not present.
•	ICON will monitor query management and responses by the sites and communicate issues to the project team and/or the clinical monitors in order to facilitate resolution.

Serious Adverse Events

•	ICON assumes that a Clinical Data Coordinator (CDC) will perform reconciliation of individual SAEs from the safety database to the clinical database.
•	ICON assumes that electronic data files of the variables to be reconciled for SAEs will be received in a standard data format e.g. Excel, SAS datasets.

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QUALITY CONTROL REVIEW

Quality Control

•	ICON will perform a database to CRF comparison on 100% of all critical variables for all randomized Subjects as agreed with Genta, Inc. and defined in the Data Management Plan.
•	ICON will audit a random sample (square root of n+1) of all randomized Subjects, comparing 100% of the Subject data in the database against the CRF.
•

An acceptable error rate for the random sample audit will be agreed in advance with Genta, Inc., and achieving this error rate will determine whether the database is locked without further review, or if detailed review of certain parameters is needed.

DATA TRANSFERS AND CLOSEOUT ACTIVITIES

Data Transfers

•

Upon request, a test database export will be sent to Genta, Inc. in SAS transport file format prior to the first actual data export. ICON assumes that any comments or issues from the test transfer will be communicated by Genta, Inc. in a timely manner.

•	Six interim dirty database exports will be sent to Genta, Inc. in SAS transport file format.
•	Nine clean transfer exports will be sent to Genta, Inc., in support of DMB, in SAS transport file format.
•	A final database export will be sent to Genta, Inc. in SAS transport file format to support the final analysis at study completion.

Return of Study Documentation

•

ICON will be responsible for returning CRF and limited study documentation to Genta, Inc. ICON will provide the documents needed within 1-2 months from database lock. The time and costs associated with this can be refined based on further discussion with Genta, Inc.

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•

ICON has not included any costs to perform Data Management activities post database lock with the exception of closeout activities (if required). Any additional Data Management time required will need to be agreed on a time and materials basis.

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IVRS

This proposal for IVRS has been prepared based upon the following study design:

Randomized Study of Genasense® Plus Dacarbazine Versus Dacarbazine Alone in Chemotherapy-naïve Subjects with Advanced Melanoma and Normal Serum Lactate Dehydrogenase.

In order to best support this project, we recommend providing your study team with IVRS based dynamic randomization and medication management for sites / depots. Approximately 314 subjects will be enrolled / randomized in a 1:1 ratio.

Subjects will be recruited from 83 sites from the countries listed in the table below. We understand the recruitment period to be 18 months followed by 24 months of treatment. However, due to the system going live later than FPI, the estimated duration for the IVRS to be live is approximately 40 months which would begin upon activation of the first site.

Site Distribution

Section 1 - Countries and Sites

Albania
Algeria
Argentina
Australia	3
Austria	5
Belarus
Belgium
Belize
Brazil
Bolivia
Bulgaria
Canada	2
Chile
China
Colombia
Costa Rica
Croatia
Czech Republic	1
Denmark
Dom. Republic
Ecuador
Egypt
El Salvador
Estonia
Finland
France	15
Germany	18
Greece
Guatemala
Haiti
Honduras
Hungary
Iceland
India
Indonesia
Ireland
Israel
Italy	4
Japan
Kenya
Latvia
Lithuania
Malaysia
Mexico
Nicaragua
Nigeria
Netherlands
New Zealand
North Korea
Norway
Panama
Peru
Philippines
Poland
Portugal
Romania
Russia
Singapore
Slovakia
Slovenia
Somalia
South Africa
South Korea
Spain	5
Sweden	1
Switzerland	1
Taiwan
Thailand
Turkey
Ukraine
United Kingdom	7
Venezuela
Uganda
United States	21
Uruguay
Vietnam
Zimbabwe
Total	83

Study Details

√	415 Patients Screened
√	314 Patients Randomized
√	1 IVR Language Translation: French Canadian

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Proposed IVR System Modules

√	Site Activation / Deactivation
√	Subject Registration
√	Randomization
-	Stratification based on the following:

Strata	Strata Variable 1 (Country)	Strata Variable 2 (Disease Site)
1	U.S. Site	Liver
2	U.S. Site	Visceral other than liver
3	U.S. Site	Soft Tissue Only
4	ROW Site	Liver
5	ROW Site	Visceral other than liver
6	ROW Site	Soft Tissue Only
-	1:1 ratio
-	Two treatment arms
•	Genasense plus Dacarbazine
√	Treatment Cycle Start Date
√	Emergency Unblinding
√	Discontinuation
√	Drug Order Call Module
√	Confirm Shipment
√	Drug Expiry Management Tool
-

It is the sole responsibility of ALMAC and Aptuit to track the overall supply totals and expiry dates at each depot; ICON Interactive Technologies does not actively participate in management of study drug.

-	Tools, such as web reports and email alerts, are available to approved persons to aid in study drug tracking

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Drug Management Tracking Tools

√	Un-blinded site pharmacist will order drug supplies via an IVRS Drug Order call module, as needed
√	Drug Orders placed through the IVRS will be routed to the appropriate Depot (e.g. ALMAC for U.S. requests and Aptuit for ROW requests)

Reporting

√	Real time reports are available throughout the life of the trial via a secure web site
-	Study at a Glance
-	Site Status
-	Randomization
-	Shipment History
-	Site Drug Inventory
-	Depot Drug Inventory
-	Discontinuation
-	Subject Registration
√	Reports will include detail and summary information
√	Reports can be sorted, filtered and modified by the user
√	Reports show counts based on Site, Country, and total study
√	Custom reports are available upon request. Additional charges may apply depending upon the complexity of the required report
√	Reports can be created by defined user types or defined individuals

Additional Services

√	Assumes ICON will generate the randomization scheme
√	Monthly data transfers to designated portal
√	Document delivery – email / fax or courier
√

Moderate User Acceptance Testing - ICON provides detailed, high-level test scripts to serve as a guide for Genta to navigate through the system. ICON will input set-up data as required by the test scripts.

√	Project Manager attends 56 teleconferences (1 hour each)
√	Assumes project manager attends 1 investigator meeting and 1 kick-off meeting

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Project Timeline**

Major Milestones	Target Dates
Project Award Date	*
Project Start Date	*
Final, signed IVRS User Requirements document	*
System “Go Live” Date	*
Investigator Meeting	*
First IVRS Call	*
Last Patient In GM307	*
Last Patient Out GM307	*
System completion - final data transfer	*
Study close-out (IVRS)	*

**These timelines are estimated projections only.

Total IVR Duration: 40 Months.

In order for ICON to commit to the timelines outlined above, we request that this study be awarded on or before 4 June 2007. Should the actual award date fall after 4 June 2007, ICON may need to adjust these timelines to accommodate the delay.

ICOPhone relies on close cooperation with your study team to design, build, and implement each system. The timelines projected above are dependent upon the receipt of appropriate documentation from Genta in a timely manner. System go live date is dependent on final user requirements document.

Project Cost Description

SYSTEM DEVELOPMENT

Initial Meetings / User Requirements (UR). This includes time for a project kick-off meeting, system set-up meetings and requirements gathering. It also includes time to draft the User Requirements based on the protocol, proposal and conversations with the team, as well as time to finalize and sign off on the User Requirements (internal and external review).

Functional / Technical design. This includes time to create a Functional Design Specification (FDS; call flow, reporting specifications, data transfer specifications, drug management specifications, IWR screen flow) and Technical Design Specification (TDS; database structure, table default values) from the User Requirements. These documents are reviewed internally by each team member (design, development, testing, and management), comments are incorporated and then the documents are approved. This also includes time for internal design review.

System Development and Programming. During this time, the Programmer works from the Functional Design Specification and Technical Design Specification to build the system as specified. This also includes time for component testing, code review and associated documentation.

Testing and Validation. This includes time for creation of the validation plan that is provided to Genta after user requirements sign-off, creation of test scripts, functional testing (de-bugging) and the associated documentation, formal testing and the associated documentation, and developing the final validation report.

User Acceptance Testing (UAT). This refers to the time it takes to support Genta’s team during system testing. There are three levels of support that are detailed below.

•	Moderate UAT Support. ICON provides detailed, high-level test scripts to serve as a guide for Genta to navigate through the system. ICON will input set-up data as required by the test scripts.

Please note that each of the UAT support categories listed above assumes a certain amount of hours will be required. Upon depletion of those hours, each additional hour in excess of the original amount will be billed to Genta on a time and materials basis.

Initial Data Loads. This includes time for site/user loading into the system, randomization and pack list loading. This also includes time for QC of this data.

Training / Training Manuals. This includes time for creation of the site/user manual, creation of internal and external training materials, creation of study specific procedures and for Help Desk training.

LANGUAGE MANAGEMENT

This includes time for the handling of the vox (voice) files to prepare for translation and recording, managing the process, uploading the files in to the system and QC of the process.

INVESTIGATOR MEETING

This includes 4 hours of meeting preparation time, 12 hours of travel time and 12 hours on-site time for all ICON Interactive Technologies personnel in attendance at the investigator meeting. This does not include travel expenses. Additional time on-site will be billed in hourly increments at the hourly rates of the ICON personnel in attendance. This section includes costs for two meetings, one investigator meeting and one face-to-face kick off meeting.

TRAVEL EXPENSES

This refers to routine travel expenses including; airfare, meals, lodging, transportation, parking, etc. These expenses will be passed through directly with no mark-up.

MONTHLY MAINTENANCE COSTS

Monthly User & System Support. This includes costs for providing Help Desk support 24 hours per day, 7 days per week. This also refers to system maintenance support, which includes data changes, bug fixes, and minor updates to the system.

Project Management. The Project Manager will serve as Genta’s liaison for the duration of the project. This includes time for project oversight, handling of escalated issues, monthly quality management report review and regular client meetings/contacts.

In Scope Monthly Maintenance Items:

•	Help Desk support related to technical questions regarding the IVR from site and sponsor personnel
•	Manual data changes to correct site/user entry errors.
•	Periodic team meetings (monthly/bi-monthly) with protocol specific study teams to discuss/clarify any items related to the IVRS
•	Monthly quality management checks to evaluate the performance of the protocol specific system
•	Miscellaneous project management support requests; such as providing reports to protocol specific study team, troubleshooting any critical issues related to the IVR, etc.
•	Manually sending user packets (instructions, worksheet and UserID/Pin documents) to users
•	Up to two manual drug shipments per month. Each additional manual shipment will be charged on a time and materials basis with shipping charges passed through directly with no mark up.
•	Other costs associated with maintaining the hardware required and supporting the protocol specific system.

Out of Scope Monthly Maintenance Items:

•

Drug shortages that cause the IVR not to automatically generate site orders per the protocol specific algorithm. Thus, creating the need for site orders to be manually generated by IVR project management personnel.

•

Site non-compliance in the use of the IVR. Such as not registering visits via the IVR and dispensing drug without using the system. Thus, creating the need for subject data to be manually inserted or edited within the database.

•

Data transaction issues in which incomplete or inaccurate data is being passed from the sponsor to ICON. Thus, creating the need for data changes to be manually made to the database to correct or complete the data.

Monthly Maintenance Assumptions:

The following is a list of assumptions figured into the monthly maintenance estimates included in this proposal.

•	Adequate drug is available at participating depots to allow the system to manage drug supply to sites per the protocol specific algorithm (without manual intervention).
•	System users are adequately trained on the use of the system to minimize user errors and training calls to the Help Desk.
•	Manual intervention of system will be limited to extreme circumstances. Examples include:
-	Inserting Subject Visits into database via data change forms
-	Creating/editing site orders
-	User/Site information updates
-	Other databases updates needed to correct data transaction issues (incomplete data, incorrect data)

DATA TRANSFERS

For the purpose of this project, data transfers are defined as the following:

•	Data will be transferred to Genta by ICON. Data transfers from other Genta vendors to ICON are considered separate, and additional costs for these can be provided upon sponsor request.
•	Data is delivered via email from ICON to 1 or more Genta representatives, or Genta retrieves data directly from ICON’s SFTP server.
•

Data transfer file types are assumed to be ASCII, comma delimited flat files (CSV files), and cumulative. Data transfers of incremental files are considered separate, and additional costs for these can be provided upon Genta’s request.

•	Frequency of data transfers is optional and can be daily, weekly or monthly upon request.
•	Frequency of data transfers does not impact cost.
•

Acceptable data records include any data collected at a visit with no data manipulation except for field formatting (adding leading zeros; 1-M, 2=F; formatting dates, etc.). Data can include site information, patient information, visit information, randomization information and pack information; assuming all data is stored in ICOPhone.

Any requests for data transfers that fall outside of the scope outlined above will require individual evaluation, and pricing for these can be provided upon Genta’s request.

Telecom. These costs are associated calls to the IVR system. These are direct costs and do not fluctuate during the course of the study.

PASS-THROUGH COSTS

IVR Prompt Recording Translations Services. Translation of voice prompts.

Shipping / Courier. This refers to costs associated with shipping user ID/PIN documents to users, shipping site manuals to sites, and any other shipping requirements for the project. These costs will be passed through as incurred with no mark-up.

ADDITIONAL INFORMATION

21 CFR Part 11 Compliance

Security Controls. ICOPhone uses a combination of usernames and passwords as defined in Subpart C, section 11.300, “to ensure that only authorized individuals can use the system, electronically sign a record, access the operation or computer system input or output device, alter a record, or perform the operation at hand”. It is also a requirement that the “identification code and password issuances are periodically checked, recalled, or revised”. ICOPhone supports the above.

In addition, the actual amount of access to the system is also controlled via a Security Level. A security level is assigned to each user. Users in ICOPhone must have a unique login name. It is also a requirement that each user must provide a password to access the system. ICOPhone is configured to stop the use of duplicates and to force a selection of new passwords after a period of time. Earlier passwords are remembered to prevent recycling of old passwords. The software also prevents simple passwords. This satisfies the requirement to “employ at least two distinct identification components such as an identification code and password” and that “identification code and password issuances are periodically checked, recalled, or revised”.

Audit Trails. ICOPhone provides auditing facilities so that data can be checked and validated as described in Section 11.10 paragraph (b): “The ability to generate accurate and complete copies of records in both human readable and electronic form suitable for inspection, review, and copying by the agency”.

ICOPhone provides system level control for auditing and all auditing should be enabled for 21 CFR Part 11 compliance. Whenever a change is made to the data the software adds to the audit trail. A reason for any change is requested and the previous value, new value, operator and the date/time is recorded.

Identification Components. ICOPhone uses a login id plus a password to identify each user. This information is to comply with section 11.200, “Employ at least two distinct identification components such as an identification code and password.”

(i.)

When an individual executes a series of signings during a single, continuous period of controlled system access, the first signing shall be executed using all electronic signature components; subsequent signings shall be executed using at least one electronic signature component that is only executable by, and designed to be used only by, the individual.

(ii.)

When an individual executes one or more signings not performed during a single, continuous period of controlled system access, each signing shall be executed using all of the electronic signature components.”

ICOWeb times out after 12 minutes (ICOPhone 1 minute) so that if a user leaves their workstation, they will automatically be logged out and will be required to re-enter their login id and password before they can continue.

Disaster Recovery

Our IVRS/IWRS Disaster Recovery procedure is very well documented. The procedure details system recovery from component and site level failures. Additionally, resynchronization and site migration activities are defined. The procedure also requires annual testing to ensure process integrity. This document is available for review during any on-site audit.

The ICOPhone and ICOWeb products are a 24 X 7 application based on their global nature. Users around the world are accessing this system. The success of this application lies in ensuring that the user’s experience is smooth and always available. Special attention to the redundancy and disaster recovery of the ICOPhone and SQL servers is imperative.

For the ICOPhone application, ICON built a high level of redundancy in North Wales, PA location with Disaster Recovery to Sugar Land, TX. This allows for the dynamic reallocation of the calls that were needed to eliminate downtime on the toll free traffic.

Through AT&T, Alternate Destination Routing is used to build as much redundancy into North Wales, PA as possible, with disaster recovery to Sugar Land, TX. In essence, 100% of the calls traverse to North Wales, PA unless there is an outage. In Disaster Recovery Mode, 100% of the calls would be redirected to Sugar Land, TX.